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                                                                     Exhibit 5.1
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                            New York, N.Y. 10158-0125
                                 (212) 687-3860
                                   Telecopier:
                                 (212) 949-7052

                               September 15, 2003


Board of Directors
Stratasys, Inc.
14950 Martin Drive
Eden Prairie, MN 55344

Gentlemen:

         We are acting as counsel to Stratasys, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-3 (the "Registration Statement") relating to the sale of up to 1,000,000 shares of the Company's common stock, $.01 par value (the "Shares"), held by certain Selling Securityholders named in the Registration Statement and up to 150,000 shares of the Company's common stock, $.01 par value (the "Issuable Shares"), issuable to such Selling Securityholders upon the exercise of certain outstanding warrants.

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the related prospectus, the corporate proceedings in connection with the issuance and registration of the Shares and such other corporate proceedings, documents and records and other certificates, and we have made such investigations of law, as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of copies of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that all of the Shares have been duly and validly authorized and issued and are fully paid and non-assessable; and the Issuable Shares, when issued and delivered and upon payment of the exercise price provided for in the warrants relative to such Issuable Shares, will be duly and validly authorized and issued, and fully paid and non-assessable.


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Board of Directors
Stratasys, Inc.
September 15, 2003
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus accompanying the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             SNOW BECKER KRAUSS P.C.


                                             By: /S/ ERIC HONICK
                                                 ------------------------------
                                                 Eric Honick